[SWISS MEDICA LETTERHEAD]
                                      GET ON WITH IT.

PERSONAL & CONFIDENTIAL

June 24, 2005

Mr. Charlie Orr
476 Oakshire Place
Alamo, CA 94507

Dear Charlie,

On behalf of the Board of Directors of Swiss Medica Inc., we are pleased to invite you to become a member of our Board.

Both the management and directors of Swiss Medica are very impressed with your extensive business experience and business network, and feel that you can bring tremendous value to Swiss Medica.

Our outsider board member package is as follows:

o 150,000 restricted shares of Swiss Medica that will be saleable under Rule 144A (SEC) in one year's time. This is addition to the 150,000 shares previously issued in 2003.

o Annual cash retainer fee paid monthly commencing July 1, 2005 paying US$3,000.00 per month.

In addition, the company will reimburse all reasonable business expenses incurred on behalf of Swiss Medica.

Charlie, I am personally looking forward to working closely with you and building a strong viable company for our shareholders.

If this offer is acceptable to you, we are proposing that it become effective June 29, 2005, and request that you please sign below, returning one copy to us and retaining one copy for your records.


Sincerely,


SWISS MEDICA INC.


/s/ Bryson Farrill
--------------------------------
Bryson Farrill
Chairman

June 24, 2005
Mr. Charlie Orr



ACCEPTED THIS 29th day of June, 2005.



/s/ Charlie T. Orr
--------------------------------
Charlie Orr